FOR IMMEDIATE RELEASE
May 15, 2007

For more information:
Kenneth Torosian	Jeff Majtyka/Jonathan Schaffer
Chief Financial Officer	Brainerd Communicators, Inc.
Medialink Worldwide Incorporated	Tel: (212) 986-6667
Tel: (212) 682-8300	majtyka@braincomm.com
IR@medialink.com	Jschaffer@braincomm.com

MEDIALINK REPORTS FIRST QUARTER 2007 RESULTS

Teletrax Service Revenues up 38% in the Quarter

NEW YORK, May 15, 2007 - Medialink Worldwide Incorporated (Nasdaq: MDLK), a leading provider of diversified media services for professional communicators and marketers and, through its Teletrax subsidiaries, a leading provider of digital video tracking services to content owners, today reported financial results for the first quarter ended March 31, 2007. Results of operations for the three months ended March 31, 2006, have been restated to reflect U.S. Newswire, which was sold in September 2006, as a discontinued operation.

“Teletrax, our global digital video tracking service, completed the expansion of its domestic network during the first quarter of 2007, and now provides full U.S. coverage in the top 210 markets in addition to our capabilities in nearly 50 nations worldwide,” said Laurence Moskowitz, President and Chief Executive Officer of Medialink. “We recently signed three new direct-response agencies and one small traditional advertising agency, and continue to make progress in contract negotiations with other, larger, content providers. Content owners are increasingly motivated to protect and maximize the value of their video assets. Our strong financial position, combined with our breadth of coverage as the only content tracking service with both a global and full national reach, puts us in a unique position to take advantage of this demand.”

Revenues for the three months ended March 31, 2007, of $8.0 million increased by 5.1% from revenues of $7.6 million in the comparable 2006 period. Revenues in the Teletrax™ digital video tracking services business increased $214,000 or 38.0%, and revenues in the traditional media communications services business increased $172,000 or 2.4%. The Company incurred an operating loss of $2.5 million in the first quarter of 2007 as compared to an operating loss of $2.1 million in the 2006 period. Exclusive of Teletrax, the Company incurred an operating loss of $1.5 million in the first quarter of 2007, compared to an operating loss of $1.3 million incurred in the 2006 quarter.

For the three months ended March 31, 2007, the Company reported net income of $837,000, or $0.13 per share, consisting of a loss from continuing operations of $1.8 million and income from discontinued operations of $2.6 million resulting from additional gain recognized on the sale of U.S. Newswire. For the comparable period in 2006, the Company reported a net loss of $1.7 million, or $0.28 per share, consisting of a loss from continuing operations of $2.0 million and income from discontinued operations of $334,000.

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) from continuing operations were a negative $2.0 million in the 2007 first quarter as compared to a negative $1.7 million in the comparable 2006 quarter. Adjusted EBITDA, which excludes Teletrax operations, was a negative $1.2 million in the 2007 first quarter as compared to a negative $1.0 million in the 2006 period.

Medialink Reports First Quarter 2007 Results	Page 2 of 6

Medialink considers EBITDA and Adjusted EBITDA to be important financial indicators of the Company’s operational strength and performance, and uses such indicators when making decisions regarding investments in the various components of its business. Because EBITDA and Adjusted EBITDA are not measurements determined in accordance with generally accepted accounting principles (“GAAP”), and are thus susceptible to varying calculations, EBITDA and Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures reported by other companies. A table reconciling the loss from continuing operations determined under GAAP to EBITDA and Adjusted EBITDA is presented as part of the Summary Financial Information included with this press release.

For the first quarter ended March 31, 2007, Teletrax recorded service revenue of $777,000 as compared to $563,000 for the first quarter of 2006 and $745,000 in the fourth quarter of 2006, increases of 38.0% and 4.3%, respectively. Teletrax incurred an operating loss of $998,000 in the first quarter of 2007 as compared to an operating loss of $852,000 in the 2006 quarter as a result of continued expansion of the infrastructure and personnel to support growth initiatives.

The Company had cash reserves totaling $17.3 million and working capital of $17.1 million at March 31, 2007. As previously reported, during the first quarter of 2007 an aggregate of $650,000 of subordinated debentures were converted into 160,494 shares of the Company’s common stock. Subordinated debentures with a face value of $4.4 million remained outstanding at March 31, 2007.

“Our media communications services business made further advances into the broadband arena,” Moskowitz added. “We recruited experienced Internet professionals to manage and operate our on-line initiatives and engaged Web development and design firms to complete the integration and product offerings for our broadband service. We continue to enter into strategic arrangements with leaders in video syndication and video search on the Internet, including Brightcove and Blinkx, to deliver our clients’ messages to mass or highly targeted audiences. Another strategic focus is our pursuit of alliances with channel partners in the media marketplace, including our recently announced preferred provider arrangement with Getty Images.”

Medialink will host a teleconference with a simultaneous webcast at 11:00 a.m. Eastern Time today to discuss the Company’s quarterly results and the overall industry outlook. Participating on the teleconference will be Laurence Moskowitz, Chairman, President and Chief Executive Officer, and Kenneth G. Torosian, Chief Financial Officer. To access the teleconference, please dial 1-866-770-7129 (domestic) or 1-617-213-8067 (international) and use “60092144” as the passcode, approximately 10 minutes prior to the start time. The conference call will be webcast live by Thomson Financial and can be accessed at Medialink’s Web site at www.medialink.com. The webcast is also being distributed through the Thomson StreetEvents Network via www.earnings.com (for individual investors) and www.streetevents.com (for institutional investors). To listen to the webcast, please go to any of these websites about 10 minutes prior to the start of the call to register, download, and install any necessary audio software.

For those unable to listen to the live broadcast, a replay will be available on the Company’s Web site or by dialing 1-888-286-8010 (domestic) or 1-617-801-6888 (international), with playback access code “97418951”, starting approximately two hours after the conclusion of the call and available until June 12, 2007.

About Medialink:

Medialink is a global leader in providing unique news and marketing media strategies and solutions that enable corporations and organizations to inform and educate their target audiences with maximum impact on television, radio, print, and the Internet. The Company offers creative services and multimedia distribution programs including video and audio news and short-form programming. Through its majority-owned subsidiaries, Medialink also provides Teletrax™, a global television tracking and media asset management service to help clients evaluate return on investment from their programming and advertising efforts. Teletrax is 76%-owned by Medialink and 24%-owned by Royal Philips Electronics. Based in New York, Medialink has offices in major cities throughout the United States and an international hub in London. For additional investor and financial information, please visit the Investor Relations section of the Company's Web site (www.medialink.com).

Medialink Reports First Quarter 2007 Results	Page 3 of 6

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With the exception of the historical information contained in the release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Actual results may vary materially from those expressed or implied by the statements herein. Such statements may relate, among other things, to our ability to respond to economic changes and improve operational efficiency, the benefits of our products to be realized by our customers, or our plans, objectives, and expected financial and operating results. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, intend or similar expressions that involve risk or uncertainty. These risks and uncertainties include, among other things, our recent history of losses, our ability to achieve or maintain profitability; potential regulatory action; worldwide economic weakness; geopolitical conditions and continued threats of terrorism; effectiveness of our cost reduction programs; the receptiveness of the media to our services; changes in our marketplace that could limit or reduce the perceived value of our services to our clients; our ability to develop new services and market acceptance of such services, such as Teletrax; the volume and importance of breaking news, which can have the effect of crowding out the content we produce and deliver to broadcast outlets on behalf of our clients; our ability to develop new products and services that keep pace with technology; our ability to develop and maintain successful relationships with critical vendors; the potential negative effects of our international operations on the Company; future acquisitions or divestitures, which may adversely affect our operations and financial results; the absence of long term contracts with customers and vendors; and increased competition, which may have an adverse effect on pricing, revenues, gross margins and our customer base. More detailed information about these risk factors is set forth in filings by Medialink Worldwide Incorporated with the Securities and Exchange Commission, including the Company’s registration statement, most recent quarterly report on Form 10-Q, most recent annual report on Form 10-K and other publicly available information regarding the Company. Medialink Worldwide Incorporated is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

(Please see attached financial tables)

Medialink Reports First Quarter 2007 Results	Page 4 of 6

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Summary Financial Information
(Unaudited)
(In thousands, except per-share amounts)

	For the three months
	ended March 31,
	2007	2006

Revenues	$7,985	$7,599

Direct costs	3,881	3,201
Selling, general, and administrative expenses	6,147	6,048
Depreciation and amortization	496	493

Operating loss	(2,539)	(2,143)
Interest income (expense) - net	40	(124)

Loss from continuing operations before income taxes	(2,499)	(2,267)
Income tax benefit	(718)	(245)

Loss from continuing operations	(1,781)	(2,022)
Income from discontinued operations	2,618	334

Net income (loss)	$837	$(1,688)

Basic and diluted income (loss) per common share:
Loss from continuing operations	$(0.28)	$(0.33)
Income from discontinued operations	0.41	0.05
Net income (loss)	$0.13	$(0.28)

Weighted average number of common shares:
Basic and diluted	6,321	6,085

Supplemental financial information:
EBITDA on continuing operations (a)	$(2,043)	$(1,650)

Adjusted EBITDA (b)	$(1,241)	$(987)

Loss from operations, exclusive of Teletrax	$(1,541)	$(1,291)

Loss from Teletrax operations, exclusive of depreciation
and amortization	$(802)	$(663)

Revenue by Business Line:
Media Communications Services	$7,208	$7,036
Teletrax - service revenue	$777	$563
Teletrax - equipment sales	$-	$-

(a) EBITDA on continuing operations is defined as earnings before interest, taxes, depreciation and amortization

(b) Adjusted EBITDA excludes the results of Teletrax

Medialink Reports First Quarter 2007 Results	Page 5 of 6

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Summary Financial Information
(Unaudited)
(In thousands)

	March 31,	December 31,
	2007	2006

ASSETS
Current Assets:
Cash and cash equivalents	$17,288	$17,031
Accounts receivable, net	5,223	5,319
Inventory	540	602
Prepaid expenses	363	287
Prepaid and refundable income taxes	574	701
Deferred income taxes	236	107
Escrow funds	1,944	1,927
Other current assets	40	78
Total current assets	26,208	26,052

Property and equipment, net	4,077	4,296
Goodwill, customer list and other intangibles, net	3,429	3,429
Deferred income taxes	602	725
Other assets	785	652

Total assets	$35,101	$35,154

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$7,636	$8,377
Income taxes payable	1,436	1,927
Total current liabilities	9,072	10,304

Convertible debentures, net of unamortized discount of $581 and $727	3,769	4,273
Other long-term liabilities	1,052	1,049
Total liabilities	13,893	15,626

Stockholders' Equity	21,208	19,528

Total liabilities and stockholders' equity	$35,101	$35,154

Medialink Reports First Quarter 2007 Results	Page 6 of 6

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Supplemental Financial Information
(Unaudited)
(In thousands)

	For the three months
	ended March 31,
	2007	2006

Reconciliation Between Loss from Continuing Operations to
EBITDA on Continuing Operations and Adjusted EBITDA

Loss from continuing operations	$(1,781)	$(2,022)

Depreciation and amortization on continuing operations	496	493
Interest expense (income) - net	(40)	124
Income tax benefit on continuing operations	(718)	(245)
EBITDA on continuing operations	(2,043)	(1,650)

Loss from Teletrax operations	998	852
Depreciation and amortization included in Teletrax operations	(196)	(189)
Adjusted EBITDA	$(1,241)	$(987)